Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a Delaware corporation, hereby certifies that:

1. The name of the corporation is Aquantia Corp. The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

2. This Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which amends and restates the provisions of the Certificate of Incorporation of this corporation as previously amended, restated or supplemented, has been duly adopted by the corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: March 25, 2015

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name:	Faraj Aalaei
Title:	Chief Executive Officer

EXHIBIT “1”

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

ARTICLE I

The name of the corporation is Aquantia Corp.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law of the State of Delaware.

ARTICLE IV

1. Authorization of Shares. This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 285,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 211,954,593 shares, $0.00001 par value per share, 18,664,515 of which are designated as “Series A Preferred Stock,” 12,081,401 of which are designated as “Series B Preferred Stock,” 4,006,088 of which are designated as “Series C-1 Preferred Stock,” 57,997,639 of which are designated “Series D Preferred Stock,” 26,438,715 of which are designated “Series E Preferred Stock,” 43,749,995 of which are designated “Series F Preferred Stock,” 14,809,003 of which are designated “Series G Preferred Stock” and 34,207,237 of which are designated “Series H Preferred Stock.” The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or then necessary to allow for full conversion or exercise of all then outstanding shares of Preferred Stock or other securities convertible or exercisable for shares of Common Stock) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis and without a separate class vote by the holders of Common Stock), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Common Stock are as follows:

1. Definitions. For purposes of this Article V, the following definitions apply:

1.1 “Board” shall mean the Board of Directors of the Corporation.

1.2 “Corporation” shall mean this corporation.

1.3 “Common Stock” shall mean the Common Stock, $0.00001 par value, of the Corporation.

1.4 “Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable solely in shares of Common Stock.

1.5 “Dividend Rate” shall mean eight percent (8%) of the Original Issue Price per share per annum for each of the Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to such series of Preferred Stock).

1.6 “Junior Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C-1 Preferred Stock.

1.7 “Original Issue Date” shall mean the date on which the first share of Series H Preferred Stock is issued by the Corporation.

1.8 “Original Issue Price” shall mean $0.8209 per share for the Series A Preferred Stock, $2.1502753 per share for the Series B Preferred Stock, $2.1502753 per share for the Series C-1 Preferred Stock, $0.6663973 per share for the Series D Preferred Stock, $0.8584483 per share for the Series E Preferred Stock, $0.928 per share for the Series F Preferred Stock, $1.4314298 per share for the Series G Preferred Stock and $1.4314298 per share for the Series H Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to such series of Preferred Stock).

1.9 “Permitted Repurchases” shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at a price no higher than cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation’s exercise of a right of first refusal to repurchase such shares that is approved by the Board.

1.10 “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, collectively.

1.11 “Series A Preferred Stock” shall mean the Series A Preferred Stock, $0.00001 par value per share, of the Corporation.

1.12 “Series B Preferred Stock” shall mean the Series B Preferred Stock, $0.00001 par value per share, of the Corporation.

1.13 “Series C-1 Preferred Stock” shall mean the Series C-1 Preferred Stock, $0.00001 par value per share, of the Corporation.

1.14 “Series D Preferred Stock” shall mean the Series D Preferred Stock, $0.00001 par value per share, of the Corporation.

1.15 “Series E Preferred Stock” shall mean the Series E Preferred Stock, $0.00001 par value per share, of the Corporation.

1.16 “Series F Preferred Stock” shall mean the Series F Preferred Stock, $0.00001 par value per share, of the Corporation.

1.17 “Series G Preferred Stock” shall mean the Series G Preferred Stock, $0.00001 par value per share, of the Corporation.

1.18 “Series H Preferred Stock” shall mean the Series H Preferred Stock, $0.00001 par value per share, of the Corporation.

1.19 “Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2. Dividend Rights.

2.1 Preferred Stock. In each calendar year, the holders of the then outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends at the annual Dividend Rate for such series of Preferred Stock, on a pari passu basis with each such series of Preferred Stock, prior and in preference to the payment of any dividends on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends or other distributions (other than a Common Stock Dividend) shall be paid with respect to the Common Stock and the Corporation shall not repurchase, redeem or otherwise acquire for value any shares of Common Stock, other than Permitted Repurchases, during any calendar year unless dividends in the total amount of the annual Dividend Rate for each series of Preferred Stock shall have first been paid or declared and set apart for payment to the holders of such series of Preferred Stock during that calendar year. Permitted Repurchases shall not be deemed to be dividends or other distributions on the Common Stock. Dividends on the Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Preferred Stock in the amount of the annual Dividend Rate for such series of Preferred Stock or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

2.2 Participation Rights. If, after dividends in the full preferential amounts specified in Section 2.1 for the Preferred Stock have been paid or declared and set apart in any calendar year of the Corporation, the Board shall declare additional dividends out of funds or assets legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of the Preferred Stock is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of the Preferred Stock held by such holder pursuant to Section 6.

2.3 Non-Cash Dividends. Whenever a dividend provided for in this Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board (including the consent of at least one of the Preferred Directors (as defined below).

3. Liquidation Rights . In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the funds and assets that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed to stockholders in the following manner:

3.1 Series H Preferred Stock. The holders of each share of Series H Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series G Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock or Common Stock, an amount per share equal to the Original Issue Price for the Series H Preferred Stock, plus all declared but unpaid dividends on such Series H Preferred Stock (the “Series H Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of Series H Preferred Stock of their full preferential amount described in this Section 3.1, then the entire Available Funds and Assets shall be distributed ratably to the holders of Series H Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2 Series G Preferred Stock. Following the payment of the Series H Liquidation Preference in accordance with Section 3.1 above, the holders of each share of Series G Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock or Common Stock, an amount per share equal to the Original Issue Price for the Series G Preferred Stock, plus all declared but unpaid dividends on such Series G Preferred Stock (the “Series G Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of Series G Preferred Stock of their full preferential amount described in this Section 3.2, then the entire Available Funds and Assets shall be distributed ratably to the holders of Series G Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.3 Series F Preferred Stock. Following the payment of the Series G Liquidation Preference in accordance with Section 3.2 above, the holders of each share of Series F Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series E Preferred Stock, Series D Preferred Stock, Junior Preferred Stock or Common Stock, an amount per share equal to the Original Issue Price for the Series F Preferred Stock, plus all declared but unpaid dividends on such Series F Preferred Stock (the “Series F Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of Series F Preferred Stock of their full preferential amount described in this Section 3.3, then the entire Available Funds and Assets shall be distributed ratably to the holders of Series F Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.4 Series E Preferred Stock. Following the payment of the Series F Liquidation Preference in accordance with Section 3.3 above, the holders of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series D Preferred Stock, Junior Preferred Stock or Common Stock, an amount per share equal to the Original Issue Price for the Series E Preferred Stock, plus all declared but unpaid dividends on such Series E Preferred Stock (the “Series E Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of Series E Preferred Stock of their full preferential amount described in this Section 3.4, then the entire Available Funds and Assets shall be distributed ratably to the holders of Series E Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.5 Series D Preferred Stock. Following the payment of the Series E Liquidation Preference in accordance with Section 3.4 above, the holders of each share of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Junior Preferred Stock or Common Stock, an amount per share equal to the Original Issue Price for the Series D Preferred Stock, plus all declared but unpaid dividends on such Series D Preferred Stock (the “Series D Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of Series D Preferred Stock of their full preferential amount described in this Section 3.5, then the entire Available Funds and Assets shall be distributed ratably to the holders of Series D Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.6 Junior Preferred Stock. Following the payment of the Series D Liquidation Preference in accordance with Section 3.5 above, the holders of each share of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock and Series D Preferred Stock pursuant to Section 3.7 below, an amount per each particular share of Junior Preferred Stock equal to the product obtained by multiplying (x) $32,000,000 by (y) a quotient, (A) the numerator of which equals the sum of the Original Issue Price for such particular share of Junior Preferred Stock plus all declared but unpaid dividends on such particular share of Junior Preferred Stock, and (B) the denominator of which equals the sum of the Original Issue Price for all shares of Junior Preferred Stock (calculated as the sum of (I) the Original Issue Price for the Series A Preferred Stock multiplied by the number of shares of Series A Preferred Stock outstanding, (II) the Original Issue Price for the Series B Preferred Stock multiplied by the number of shares of Series B Preferred Stock outstanding and (III) the Original Issue Price for the Series C-1 Preferred Stock multiplied by the number of shares of Series C-1 Preferred Stock outstanding) plus all declared but unpaid dividends on all shares of Junior Preferred Stock (the “Junior Preferred Liquidation Preference”). If upon any liquidation, dissolution or winding up of the Corporation, following the payment of the Series D Liquidation Preference in accordance with Section 3.5 above, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Junior Preferred Stock of their Junior Preferred Liquidation Preference described in this Section 3.6, then the remaining Available Funds and Assets shall be distributed ratably among the holders of Junior Preferred Stock on an equal priority, pari passu basis, in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 3.6.

3.7 Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 above, then all such remaining Available Funds and Assets shall be distributed solely among the holders of the then outstanding Series D Preferred Stock and Common Stock, pro rata according to the number of shares of Common Stock held by each holder thereof, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation; provided, however, that the aggregate amount which the holders of Series D Preferred Stock shall be entitled to receive under Section 3.5 and this Section 3.7 shall not exceed three (3) times the Original Issue Price per share for the Series D Preferred Stock.

3.8 Preferred Stock Entitled to Receive Maximum Amounts in Liquidation Event. In the event of a Liquidation Event, each holder of Preferred Stock shall be entitled to receive, for each share of Preferred Stock then held, out of the proceeds of such Liquidation Event, the greater of the amount of cash, securities or other property to which such holder would be entitled to receive in such Liquidation Event pursuant to (i) Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 above, as applicable or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in such Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event (in lieu of any payments made under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 above, as applicable).

3.9 Merger or Sale of Assets. Unless otherwise approved by vote of the holders of: (A) at least a majority of the outstanding shares of Preferred Stock, voting as a separate class, (B) at least sixty percent (60%) of the outstanding shares of the Series D Preferred Stock, voting as a separate class, (C) at least a majority of the outstanding shares of the Series E Preferred Stock, voting as a separate class, (D) at least a majority of the outstanding shares of the Series F Preferred Stock, voting as a separate class, (E) at least a majority of the outstanding shares of the Series G Preferred Stock, voting as a separate class, and (F) at least a majority of the outstanding shares of the Series H Preferred Stock, voting as a separate class, each of the following transactions (each, a “Change of Control”) shall be deemed to be a Liquidation Event as those terms are used in this Section 3: (a) any reorganization, consolidation, merger, sale of shares or similar transaction or series of related transactions (each, a “combination transaction”) in which the Corporation is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together represent at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (b) a sale, exclusive license or other conveyance of all or substantially all of the assets of the Corporation, and its subsidiaries taken as a whole, in one transaction or a series of related transactions. For the avoidance of doubt, the sale of equity securities of the Corporation for the primary purpose of raising additional working capital shall not be deemed to be a Change of Control. For purposes of this Section 3.9, an “Acquiring Stockholder” means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

3.10 Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities are then traded on the Nasdaq Stock Market or another national securities exchange or similar national quotation system (or any of their respective successors), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) trading days prior to the distribution;

(ii) if (i) above does not apply but the securities are actively traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) trading days prior to the distribution; and

(iii) if there is no active public market as described in clauses (i) or (ii) above, then the value shall be the fair market value thereof, as determined in good faith by the Board (including the consent of at least one of the Preferred Directors).

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i),(ii) or (iii) of this Section 3.10 to reflect the approximate fair market value thereof, as determined in good faith by the Board (including the consent of at least one of the Preferred Directors).

4. Redemption. None of the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock or the Common Stock are redeemable at the option of the holder thereof.

5. Voting Rights.

5.1 Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

5.2 Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 6 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

5.3 General. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.4 Board of Directors Election and Removal.

(a) Election of Directors. The number of authorized directors on the Board shall be eight (8), who shall be elected as follows: (i) the holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation; (ii) so long as at least 1,000,000 shares of Preferred Stock are outstanding (such number of shares being subject to proportional adjustments to reflect recapitalizations, combinations or subdivisions of such series of Preferred Stock), the holders of the Preferred Stock, voting as a separate class, shall be entitled to elect five (5) directors of the Corporation (the “Preferred Directors”); and (iii) the holders of the Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis shall be entitled to elect the remaining director of the Corporation.

(b) Quorum; Required Vote.

(i) Quorum. At any meeting of stockholders held for the purpose of electing directors, the presence in person or by proxy (A) of the holders of a majority of the shares of the Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum for the election of directors to be elected solely by the holders of the Preferred Stock or Common Stock, respectively, and (B) of holders of a majority of the voting power of all the then-outstanding shares of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Preferred Stock and the Common Stock.

(ii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to Section 5.4(a) above (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (ii) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of the holders of a majority of outstanding shares of such Specified Stock.

(c) Vacancy. If there shall be any vacancy in the office of a director elected or to be elected by the holders of any Specified Stock, then a director to hold office for the unexpired term of such directorship may be elected by either: (i) the affirmative vote of a majority of the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, or (ii) the required vote of holders of the shares of such Specified Stock specified in Section 5.4(b)(ii) above that are entitled to elect such director.

(d) Removal. Any director who shall have been elected to the Board by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided in Section 5.4(c), may be removed during his or her term of office by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 5.4(c).

(e) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this Section 5.4, shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

5.5 Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

6. Conversion Rights. The outstanding shares of Preferred Stock shall be convertible into Common Stock as follows:

6.1 Optional Conversion.

(a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

(b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or its transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred Stock being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted (or the date the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this Section 6.1 is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (which underwritten offering does not cause an automatic conversion pursuant to Section 6.2 to take place), the conversion may, at the option of the holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

6.2 Automatic Conversion.

(a) Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock (i) immediately prior to the closing of a firm commitment underwritten public offering, lead managed by an underwriter of national standing, pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation in which the offered shares of Common Stock are listed on a nationally recognized exchange, with aggregate public offering proceeds to the Corporation (before deduction of underwriters’ discounts and commissions) exceeding Thirty Million Dollars ($30,000,000) (a “Qualified Public Offering”) or (ii) upon the Corporation’s receipt of the written consent of the holders of (A) not less than a majority of the then outstanding shares of Preferred Stock (voting together as a separate class, on an as-converted basis), (B) not less than sixty percent (60%) of the then outstanding shares of Series D Preferred Stock voting as a separate class, (C) not less than a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class, (D) not less than a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, (E) not less than a majority of the then outstanding shares of Series G Preferred Stock, voting as a separate class, and (F) not less than a majority of the then outstanding shares of Series H Preferred Stock, voting as a separate class, in each case to the conversion of all then outstanding Preferred Stock under this Section 6; provided that, in the case of clause (F), if there are two (2) or more unaffiliated holders that, together with their affiliates, hold 1,500,000 or more shares of outstanding Series H Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series H Preferred Stock), the affirmative vote of at least two (2) such holders shall be required.

(b) Upon the occurrence of any event specified in subparagraph 6.2(a)(i) or (ii) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock (or shall notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates). Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates (or as set forth in the indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 6.1(b).

6.3 Conversion Price. Each share of Preferred Stock shall be convertible in accordance with Section 6.1 or Section 6.2 above into the number of shares of Common Stock which results from dividing the Original Issue Price by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the “Conversion Price”). As of the Original Issue Date, (a) the Conversion Price for the Series A Preferred Stock is $0.8209, (b) the Conversion Price for the Series B Preferred Stock is $2.1502753, (c) the Conversion Price for the Series C-1 Preferred Stock is $1.8464636, (d) the Conversion Price for the Series D Preferred Stock is $0.6663973, (e) the Conversion Price for the Series E Preferred Stock is $0.8584483, (f) the Conversion Price for the Series F Preferred Stock is $0.928 and (g) the Conversion Price for both the Series G Preferred Stock and the Series H Preferred Stock is $1.4314298. The Conversion Price of each such series of Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

6.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of each such series of Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock. The Conversion Price for a series of Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the “Common Stock Event” shall mean at any time or from time to time after the Original Issue Date, (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

6.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Preferred Stock shall simultaneously receive with the holders of Common Stock, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable).

6.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 6), then in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change that a holder of the same number of shares of Common Stock into which that number of shares of Preferred Stock held by such holder could have been converted immediately prior to such recapitalization, reclassification or otherwise, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

6.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under Section 3.9), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of that number of shares of Common Stock into which all the shares of Preferred Stock held by such holder could have been converted immediately prior to such reorganization, merger or consolidation would have been entitled to receive upon such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 6.7 shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding anything to the contrary contained in this Section 6, if any reorganization, merger or consolidation is approved by the vote of stockholders required by Section 7 hereof, then such transaction and the rights of the holders of Preferred Stock and Common Stock pursuant to such reorganization, merger or consolidation will be governed by the documents entered into in connection with such transaction and not by the provisions of this Section 6.7.

6.8 Sale of Shares Below Conversion Price.

(a) Reserved.

(b) Adjustment Formula for Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this Section 6.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 6.4, a dividend or distribution as provided in Section 6.5, a recapitalization, reclassification or other change as provided in Section 6.6, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for each series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Conversion Price for each such series of Preferred Stock by a fraction:

(i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for the Series D Preferred Stock in effect immediately prior to such issue or sale; and

(ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

(c) Adjustment Formula for Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this Section 6.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in Section 6.4, a dividend or distribution as provided in Section 6.5 or a recapitalization, reclassification or other change as provided in Section 6.6, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock, the Conversion Price for the Series G Preferred Stock or the Conversion Price for the Series H Preferred Stock, as applicable, in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock, the Conversion Price for the Series G Preferred Stock or the Conversion Price for the Series H Preferred Stock, as applicable, shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying the Conversion Price for the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock, the Conversion Price for the Series G Preferred Stock or the Conversion Price for the Series H Preferred Stock, as applicable, by a fraction:

(i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock, the Conversion Price for the Series G Preferred Stock or the Conversion Price for the Series H Preferred Stock, as applicable, in effect immediately prior to such issue or sale; and

(ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

(d) Certain Definitions. For the purpose of making any adjustment required under this Section 6.8:

(i) The “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation, or deemed issued as provided in Section 6.8(e) below, whether or not subsequently reacquired or retired by the Corporation, other than (such securities, “Exempted Securities”):

(A) shares of Common Stock issued or issuable upon conversion of shares of the Preferred Stock;

(B) up to 51,856,656 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such unexercised and expired or terminated options, warrants or rights and to be adjusted for any stock splits, stock dividends, recapitalizations or the like) granted or issued, whether before or after the filing hereof, to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;

(C) any shares of the Corporation’s Common Stock or Preferred Stock (and/or options or warrants therefor) issued to parties that are not holders of Preferred Stock (as determined immediately prior to such issuance or deemed issuance), officers, or directors of the Corporation (or an affiliate of any such holder of Preferred Stock, officer or director) and are (i) strategic partners in connection with a commercial relationship with the Corporation primarily for other than equity financing purposes, (ii) suppliers of goods or services to the Corporation or (iii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board (with the concurrence of at least a majority of the Preferred Directors); provided, however, that notwithstanding that Pinnacle Ventures L.L.C. or its affiliates (collectively, the “Pinnacle Parties”) may be a holder of Preferred Stock, the following issuances to the Pinnacle Parties shall, to the extent otherwise meeting the requirements of this Section 6.8(d)(i)(C), also be excluded from the definition of “Additional Shares of Common Stock”: any shares of Series D Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (the “Pinnacle Warrant Shares”) underlying warrants to purchase shares of Series D Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (and Common Stock issued or issuable upon conversion thereof) that are issued to any of the Pinnacle Parties in connection with a loan that have an exercise price per share equal to at least the Conversion Price for the Series D Preferred Stock, the Conversion Price for the Series F Preferred Stock or the Conversion Price for the Series G Preferred Stock, respectively; provided further, that such exclusion shall be limited to a number of Pinnacle Warrant Shares that, in the aggregate, does not exceed one percent (1%) of the Common Stock Equivalents Outstanding immediately prior to each particular issuance);

(D) shares of Common Stock or Preferred Stock issued to parties that are not holders of Preferred Stock (as determined immediately prior to such issuance or deemed issuance), officers, or directors of the Corporation (or an affiliate of any holder of Preferred Stock, officer or director) pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board (with the concurrence of at least a majority of the Preferred Directors) or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board (with the concurrence of at least a majority of the Preferred Directors);

(E) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Corporation outstanding as of the date of this Amended and Restated Certificate of Incorporation and any securities issuable upon the conversion thereof, including without limitation, upon exercise of a warrant to purchase up to 4,006,088 shares of Series C-1 Preferred Stock of the Corporation (the “Series C-1 Warrant”), and any securities issuable upon the conversion thereof;

(F) up to 34,207,237 shares of Series H Preferred Stock issued or issuable pursuant to the terms set forth in the Series H Preferred Stock Purchase Agreement dated as of the Original Issue Date, by and among the Corporation and the Investors identified on Exhibit A thereto and upon exercise of the warrant issued or issuable pursuant thereto, and any securities issuable upon the conversion thereof;

(G) shares of Common Stock issued or issuable in a Qualified Public Offering;

(H) shares of Common Stock issued as a dividend or distribution on the shares of Preferred Stock pursuant to Section 6.5 above;

(I) with respect to the Preferred Stock other than the Series F Preferred Stock, any shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same) issued or issuable hereafter that are approved by the vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a single class, as being excluded from the definition of “Additional Shares of Common Stock” under this Section 6.8(d); and

(J) with respect to the Series F Preferred Stock, any shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same) issued or issuable hereafter that are approved by the vote of the holders of at least a majority of the outstanding shares of Series F Preferred Stock, voting as a separate class, as being excluded from the definition of “Additional Shares of Common Stock” under this Section 6.8(d).

(ii) The “Aggregate Consideration Received” by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board (including the consent of at least one of the Preferred Directors); and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board (including the consent of at least one of the Preferred Directors) to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

(iii) The “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

(iv) The “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

(v) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 6.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this Section 6.8, for the issue of such Additional Shares of Common Stock; and

(vi) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

(e) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any series of Preferred Stock required under this Section 6.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price for the Series D Preferred Stock then in effect with respect to the Series D Preferred Stock and the Junior Preferred Stock, the Conversion Price for the Series E Preferred Stock then in effect with respect to the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock then in effect with respect to the Series F Preferred Stock, the Conversion Price for the Series G Preferred Stock then in effect with respect to the Series G Preferred Stock or the Conversion Price for the Series H Preferred Stock then in effect with respect to the Series H Preferred Stock, then the Corporation shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i) if the minimum amounts of such consideration cannot be ascertained in such Deemed Issuance, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iii) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

6.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for a series of Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and promptly following the triggering event date of such adjustment or readjustment shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder’s address as shown in the Corporation’s books.

6.10 Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income or capital gain) and other governmental charges that may be imposed with respect to the issue and delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

6.11 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

6.12 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.13 Notices of Record Date. In the event that the Corporation shall propose at any time (i) to declare any dividend or distribution; (ii) to offer for subscription to the holders of any class or series of its stock any additional shares of stock or other rights; (iii) to effect any reclassification or recapitalization; or (iv) to effect a Change of Control, liquidation, dissolution or winding up of the Corporation; then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least 15 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above; provided however that the notice provisions set forth in this Section 6.13 may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of at least a majority of the Preferred Stock, voting as a single class.

6.14 Notices. Any notice required by the provisions of this Amended and Restated Certificate of Incorporation to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

6.15 No Impairment. The Corporation shall not, without the appropriate vote of the stockholders under the Delaware General Corporation Law or Section 7 of this Amended and Restated Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Preferred Stock against impairment.

7. Restrictions and Limitations.

7.1 Preferred Stock Protective Provisions. So long as at least 1,000,000 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through a subsidiary or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting as a separate class:

(a) alter or change the rights, preferences, privileges or restrictions of the Preferred Stock by amending its Certificate of Incorporation or Bylaws or otherwise;

(b) increase or decrease the total number of authorized shares of Common Stock or Preferred Stock;

(c) authorize or create any capital stock having rights, preferences or privileges being on a parity with, or senior to, the Preferred Stock;

(d) enter into, or agree to enter into, any transaction constituting a Change of Control or transfer a material portion of the Corporation’s assets to any third party other than a wholly-owned subsidiary of the Corporation (other than the sale, transfer, license or grant of licenses that are incidental to sales of the Corporation’s products in the ordinary course of business);

(e) change the authorized number of members of its Board;

(f) set aside, declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or set aside, declare or make any other distribution, purchase, redemption or acquisition (other than Permitted Repurchases), directly or indirectly, of or on account of any shares of Preferred Stock or Common Stock now or hereafter outstanding;

(g) effect any liquidation, dissolution or winding up of the Corporation; or

(h) enter into any transaction that results in any borrowings, loans or guarantees in excess of $1,000,000, unless approved by the Board (including a majority of the Preferred Directors).

7.2 Series B Preferred Stock Protective Provisions. So long as at least 1,000,000 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation or otherwise), without the approval, by vote or written consent, of the holders of at least seventy-five percent (75%) of the shares of Series B Preferred Stock then outstanding, voting separately as a series:

(a) increase or decrease the number of designated shares of Series B Preferred Stock; or

(b) alter or change the rights, preferences, or privileges of the Series B Preferred Stock (whether by merger, consolidation or otherwise) in a manner different than any other series of Preferred Stock.

7.3 Series C-1 Preferred Stock Protective Provisions. So long as at least 1,000,000 shares of Series C-1 Preferred Stock remain issued or issuable upon exercise of the Series C-1 Warrant (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series C-1 Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation or through a subsidiary or otherwise), without the approval, by vote or written consent, of the holder of the Series C-1 Warrant or the holders of at least a majority of the shares of Series C-1 Preferred Stock then outstanding, voting separately as a class:

(a) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that disproportionately affects the Series C-1 Preferred Stock as compared to any other series of Preferred Stock (provided, however, that any amendment, alteration or repeal that has disparate impact among the Preferred Stock solely due to differences in the original issue prices applicable to each series of Preferred Stock or other terms that are related to the different issuance prices of the respective series of Preferred Stock (e.g., liquidation or dividend preference amounts) shall not require the separate vote of the Series C-1 Preferred Stock for purposes of this clause (a) if the Series C-1 Preferred Stock is not otherwise disproportionately impacted when measured against any other series of Preferred Stock);

(b) increase the authorized number of shares of Series C-1 Preferred Stock;

(c) declare or pay any dividend or other distribution (including by way of purchase or redemption) on any equity securities of the Corporation to the extent that such dividends or other distributions are liquidating dividends or distributions or to the extent that paid-in-capital plus retained earnings (less the value of any intangible assets and non-refundable prepaid assets) is less than the aggregate liquidation preferences for such equity security and all equity securities having senior liquidation preferences, unless (A) the distribution is paid in accordance with the terms of this Amended and Restated Certificate of Incorporation and (B) a number of shares of Preferred Stock equal to no more than twenty percent (20%) (in the aggregate, including any historic conversions in addition to any conversions in connection with such dividend or other distribution, and as appropriately adjusted for stock splits, stock dividends, recapitalizations or the like with respect to the respective series of Preferred Stock) of the then outstanding shares of Preferred Stock are or have been voluntarily converted by the holders of such stock into Common Stock;

(d) create or authorize the creation of any debt or debt security, including any debt secured by the assets of the Corporation, other than debt issued to parties who do not control, and are not controlled by or under common control with any stockholder or director of the Corporation, unless all holders of Series C-1 Preferred Stock are given a right of first refusal to purchase a pro rata amount (based upon their percentage equity ownership of the Corporation’s then fully-diluted shares of Common Stock (assuming the conversion and/or exercise of all outstanding Preferred Stock, options and warrants into Common Stock) of such issued debt or debt securities (on terms similar to the right of first refusal with respect to issuances of equity securities provided for in the Amended and Restated Investors’ Rights Agreement dated on or about the Original Issue Date between the Corporation and certain of its stockholders (the “Investors’ Rights Agreement”), except that the period of time to agree in writing to purchase a pro rata amount of such debt or debt securities shall be five (5) business days from the date the Notice (as defined in the Investors’ Rights Agreement) is effective as provided for therein); or

(e) alter the rights, preferences or privileges of the Series C-1 Preferred Stock (by amending its Certificate of Incorporation or Bylaws) in a manner that disproportionately affects the Series C-1 Preferred Stock as compared to any other series of Preferred Stock (provided, however, that any such alteration that has disparate impact among the Preferred Stock solely due to differences in the original issue prices applicable to each series of Preferred Stock or other terms that are related to the different issuance prices of the respective series of Preferred Stock (e.g., liquidation or dividend preference amounts) shall not require the separate vote of the Series C-1 Preferred Stock for purposes of this clause (e) if the Series C-1 Preferred Stock is not otherwise disproportionately impacted when measured against any other series of Preferred Stock).

7.4 Series D Preferred Stock Protective Provisions. So long as at least 13,000,000 shares of Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series D Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through subsidiaries or otherwise), without the approval, by vote or written consent, of the holders of at least sixty percent (60%) of the shares of Series D Preferred Stock then outstanding, voting separately as a series:

(a) increase or decrease the number of designated shares of Series D Preferred Stock;

(b) alter, waive or change the rights, preferences, or privileges of the Series D Preferred Stock (whether by merger, consolidation or otherwise) in a manner different than any other series of Preferred Stock; or

(c) amend or alter the definition of a Liquidation Event or any event deemed to be a Liquidation Event;

(d) remove the ability of the Series D Preferred Stock, voting as a separate class, to waive the treatment of any event as a Liquidation Event;

(e) amend, waive or alter this Section 7.4 of this Amended and Restated Certificate of Incorporation;

(f) increase the Junior Preferred Liquidation Preference; or

(g) amend or alter the aggregate amount available for distribution to participants under the Management Incentive Plan.

7.5 Series E Preferred Stock Protective Provisions. So long as at least 3,000,000 shares of Series E Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series E Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through subsidiaries or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the shares of Series E Preferred Stock then outstanding, voting separately as a series:

(a) increase or decrease the number of designated shares of Series E Preferred Stock;

(b) alter, waive or change the rights, preferences, or privileges of the Series E Preferred Stock (whether by merger, consolidation or otherwise) in a manner different than any other series of Preferred Stock; or

(c) amend or alter the definition of a Liquidation Event or any event deemed to be a Liquidation Event;

(d) remove the ability of the Series E Preferred Stock, voting as a separate class, to waive the treatment of any event as a Liquidation Event; or

(e) amend, waive or alter this Section 7.5 of this Amended and Restated Certificate of Incorporation.

7.6 Series F Preferred Stock Protective Provisions. So long as at least 11,543,642 shares of Series F Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series F Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through subsidiaries or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the shares of Series F Preferred Stock then outstanding, voting separately as a series:

(a) amend, waive or alter any provision of the Corporation’s Certificate of Incorporation or Bylaws which affects the Series F Preferred Stock adversely and in a manner different than any other series of Preferred Stock (whether consummated by merger, amendment, recapitalization, consolidation or otherwise); or

(b) increase or decrease the number of designated shares of Series F Preferred Stock.

7.7 Series G Preferred Stock Protective Provisions. So long as at least 2,619,758 shares of Series G Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series G Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through subsidiaries or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the shares of Series G Preferred Stock then outstanding, voting separately as a series:

(a) amend, waive or alter any provision of the Corporation’s Certificate of Incorporation or Bylaws which affects the Series G Preferred Stock adversely and in a manner different than any other series of Preferred Stock (whether consummated by merger, amendment, recapitalization, consolidation or otherwise); or

(b) increase or decrease the number of designated shares of Series G Preferred Stock.

7.8 Series H Preferred Stock Protective Provisions. So long as at least 6,800,000 shares of Series H Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series H Preferred Stock), the Corporation shall not, directly or indirectly (whether by merger, consolidation, through subsidiaries or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the shares Series H Preferred Stock then outstanding, voting separately as a series; provided that, if there are two (2) or more unaffiliated holders that, together with their affiliates, hold 1,500,000 or more shares of outstanding Series H Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series H Preferred Stock), the approval, by vote or written consent, of at least two (2) such holders shall be required:

(a) amend, waive or alter any provision of the Corporation’s Certificate of Incorporation or Bylaws which affects the Series H Preferred Stock adversely and in a manner different than any other series of Preferred Stock (whether consummated by merger, amendment, recapitalization, consolidation or otherwise); or

(b) increase or decrease the number of designated shares of Series H Preferred Stock.

8. Miscellaneous

8.1 No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

8.2 Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

ARTICLE VI

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Board shall have the power to adopt, amend or repeal Bylaws of the corporation.

ARTICLE VII

To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation to the same extent as permitted under the preceding paragraph above.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII

In the event that a director of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

ARTICLE IX

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X

For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Amended and Restated Certificate of Incorporation from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby (a) amends and restates the first paragraph of ARTICLE IV of the Amended and Restated Certificate of the Corporation (the “Restated Certificate”) as set forth below to (i) increase the number of authorized shares of the Corporation’s Common Stock from 285,000,000 to 297,000,000, (ii) increase the number of authorized shares of the Corporation’s Preferred Stock from 211,954,593 to 213,351,797, and (iii) increase the number of authorized shares of the Corporation’s Series H Preferred Stock from 34,207,237 to 35,604,441 and (b) amends and restates Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate to reflect the increase to the number of shares of the Corporation’s Common Stock reserved for issuance under the Corporation’s 2015 Equity Incentive Plan.

ARTICLE XI The first paragraph of ARTICLE IV of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“1. Authorization of Shares. This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 297,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 213,351,797 shares, $0.00001 par value per share, 18,664,515 of which are designated as “Series A Preferred Stock,” 12,081,401 of which are designated as “Series B Preferred Stock,” 4,006,088 of which are designated as “Series C-1 Preferred Stock,” 57,997,639 of which are designated “Series D Preferred Stock,” 26,438,715 of which are designated “Series E Preferred Stock,” 43,749,995 of which are designated “Series F Preferred Stock,” 14,809,003 of which are designated “Series G Preferred Stock” and 35,604,441 of which are designated “Series H Preferred Stock.” The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or then necessary to allow for full conversion or exercise of all then outstanding shares of Preferred Stock or other securities convertible or exercisable for shares of Common Stock) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis and without a separate class vote by the holders of Common Stock), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.”

Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“(B) up to 61,856,656 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such unexercised and expired or terminated options, warrants or rights and to be adjusted for any stock splits, stock dividends, recapitalizations or the like) granted or issued, whether before or after the filing hereof, to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;”

Subparagraph 6.8(d)(i)(F) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“(F) up to 35,604,441 shares of Series H Preferred Stock issued or issuable pursuant to the terms set forth in the Series H Preferred Stock Purchase Agreement, dated as of the Original Issue Date, as the same may be amended from time to time, by and among the Corporation and the Investors party thereto and upon the exercise of the warrant issued or issuable pursuant thereto, and any securities issuable upon the conversion thereof;”

FOURTH: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate to be signed by Faraj Aalaei, its Chief Executive Officer, this 21st day of July, 2015.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby (a) amends and restates the first paragraph of ARTICLE IV of the Amended and Restated Certificate of the Corporation (the “Restated Certificate”) as set forth below to increase the number of authorized shares of the Corporation’s Common Stock from 297,000,000 to 302,000,000 and (b) amends and restates Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate to reflect the increase to the number of shares of the Corporation’s Common Stock reserved for issuance under the Corporation’s 2015 Equity Incentive Plan.

ARTICLE XII The first paragraph of ARTICLE IV of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“1. Authorization of Shares. This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 302,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 213,351,797 shares, $0.00001 par value per share, 18,664,515 of which are designated as “Series A Preferred Stock,” 12,081,401 of which are designated as “Series B Preferred Stock,” 4,006,088 of which are designated as “Series C-1 Preferred Stock,” 57,997,639 of which are designated “Series D Preferred Stock,” 26,438,715 of which are designated “Series E Preferred Stock,” 43,749,995 of which are designated “Series F Preferred Stock,” 14,809,003 of which are designated “Series G Preferred Stock” and 35,604,441 of which are designated “Series H Preferred Stock.” The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or then necessary to allow for full conversion or exercise of all then outstanding shares of Preferred Stock or other securities convertible or exercisable for shares of Common Stock) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis and without a separate class vote by the holders of Common Stock), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.”

Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“(B) up to 66,856,656 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such unexercised and expired or terminated options, warrants or rights and to be adjusted for any stock splits, stock dividends, recapitalizations or the like) granted or issued, whether before or after the filing hereof, to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;”

FOURTH: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate to be signed by Faraj Aalaei, its Chief Executive Officer, this 18th day of November, 2015.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby amends and restates subsection 5.4(a) of ARTICLE V of the Amended and Restated Certificate of the Corporation (the “Restated Certificate”) as set forth below to increase the number of authorized directors of the Corporation from eight to nine.

ARTICLE XIII Subsection 5.4(a) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

1. “(a) Election of Directors. The number of authorized directors on the Board shall be nine (9), who shall be elected as follows: (i) the holders of the Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation; (ii) so long as at least 1,000,000 shares of Preferred Stock are outstanding (such number of shares being subject to proportional adjustments to reflect recapitalizations, combinations or subdivisions of such series of Preferred Stock), the holders of the Preferred Stock, voting as a separate class, shall be entitled to elect five (5) directors of the Corporation (the “Preferred Directors”); and (iii) the holders of the Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis shall be entitled to elect the remaining director of the Corporation.”

FOURTH: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate to be signed by Faraj Aalaei, its Chief Executive Officer, this 22nd day of January, 2016.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby (a) amends and restates the first paragraph of ARTICLE IV of the Amended and Restated Certificate of the Corporation (the “Restated Certificate”) as set forth below to increase the number of authorized shares of the Corporation’s Common Stock from 302,000,000 to 307,000,000 and (b) amends and restates Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate to reflect the increase to the number of shares of the Corporation’s Common Stock reserved for issuance under the Corporation’s 2015 Equity Incentive Plan.

The first paragraph of ARTICLE IV of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“1. Authorization of Shares. This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 307,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 213,351,797 shares, $0.00001 par value per share, 18,664,515 of which are designated as “Series A Preferred Stock,” 12,081,401 of which are designated as “Series B Preferred Stock,” 4,006,088 of which are designated as “Series C-1 Preferred Stock,” 57,997,639 of which are designated “Series D Preferred Stock,” 26,438,715 of which are designated “Series E Preferred Stock,” 43,749,995 of which are designated “Series F Preferred Stock,” 14,809,003 of which are designated “Series G Preferred Stock” and 35,604,441 of which are designated “Series H Preferred Stock.” The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or then necessary to allow for full conversion or exercise of all then outstanding shares of Preferred Stock or other securities convertible or exercisable for shares of Common Stock) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis and without a separate class vote by the holders of Common Stock), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.”

Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“(B) up to 71,856,656 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such unexercised and expired or terminated options, warrants or rights and to be adjusted for any stock splits, stock dividends, recapitalizations or the like) granted or issued, whether before or after the filing hereof, to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;”

Fourth: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate to be signed by Faraj Aalaei, its Chief Executive Officer, this 18th day of November, 2016.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

Aquantia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing its original Certificate of Incorporation with the Secretary of State was January 27, 2004.

THIRD: Pursuant to Section 242 of the DGCL, this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) hereby (a) amends and restates the first paragraph of ARTICLE IV of the Amended and Restated Certificate of the Corporation (the “Restated Certificate”) as set forth below to increase the number of authorized shares of the Corporation’s Common Stock from 307,000,000 to 316,000,000 and (b) amends and restates Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate to reflect the increase to the number of shares of the Corporation’s Common Stock reserved for issuance under the Corporation’s 2015 Equity Incentive Plan.

The first paragraph of ARTICLE IV of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“1. Authorization of Shares. This corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is 316,000,000 shares, $0.00001 par value per share. The total number of shares of Preferred Stock authorized to be issued is 213,351,797 shares, $0.00001 par value per share, 18,664,515 of which are designated as “Series A Preferred Stock,” 12,081,401 of which are designated as “Series B Preferred Stock,” 4,006,088 of which are designated as “Series C-1 Preferred Stock,” 57,997,639 of which are designated “Series D Preferred Stock,” 26,438,715 of which are designated “Series E Preferred Stock,” 43,749,995 of which are designated “Series F Preferred Stock,” 14,809,003 of which are designated “Series G Preferred Stock” and 35,604,441 of which are designated “Series H Preferred Stock.” The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or then necessary to allow for full conversion or exercise of all then outstanding shares of Preferred Stock or other securities convertible or exercisable for shares of Common Stock) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote (voting together as a single class on an as-converted basis and without a separate class vote by the holders of Common Stock), irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.”

Subparagraph 6.8(d)(i)(B) of ARTICLE V of the Restated Certificate is hereby deleted and replaced in its entirety with the following paragraph:

“(B) up to 80,856,656 shares of Common Stock (or options, warrants or rights therefor) (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such unexercised and expired or terminated options, warrants or rights and to be adjusted for any stock splits, stock dividends, recapitalizations or the like) granted or issued, whether before or after the filing hereof, to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;”

FOURTH: The foregoing Certificate of Amendment has been duly approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 141, 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate to be signed by Faraj Aalaei, its Chief Executive Officer, this 19th day of June, 2017.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name:	Faraj Aalaei
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUANTIA CORP.

AQUANTIA CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of this corporation is Aquantia Corp. (hereinafter referred to as the “Corporation”).

SECOND: The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State was January 27, 2004. The date of filing of the Corporation’s Amended and Restated Certificate of Incorporation was March 25, 2015. The Amended and Restated Certificate of Incorporation was then amended by the following: certificates of amendment filed on July 21, 2015, November 18, 2015, January 22, 2016, November 18, 2016 and June 19, 2017. Capitalized terms used herein and not defined herein shall have their respective meanings set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as amended to date (collectively, “Amended and Restated Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation duly adopted and approved an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”) to effect a reverse stock split in accordance with the provisions of Sections 141 and 242 of the DGCL, declaring such reverse stock split and amendment to be in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

FOURTH: The following paragraph shall be inserted at the beginning of ARTICLE IV of the Amended and Restated Certificate of Incorporation:

“Effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), and without further action by the holders of such shares, every ten (10) outstanding shares of Common Stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”).

The par value of the shares of Common Stock and authorized number of shares of Common Stock shall not be adjusted in connection with the Reverse Stock Split.

In any and all cases in which the number of shares of Common Stock issuable in connection with such Reverse Stock Split shall be less than one share, fractional shares shall not be issued, but a cash payment shall be made in lieu of such fractional shares based on the fair market value of the Common Stock (as determined by the Board) as of the Effective Time, rounded up to the nearest whole cent.

All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock and each series of Preferred Stock set forth in the Amended and Restated Certificate of Incorporation shall be appropriately adjusted to give effect to the Reverse Stock Split, as applicable.”

FIFTH: This Certificate of Amendment, which further amends the provisions of the Amended and Restated Certificate of Incorporation, was submitted to the stockholders of the Corporation for their approval and was approved by the holders of the requisite number of shares of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

SIXTH: All other provisions of the Amended and Restated Certificate of Incorporation, as amended and currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 5th day of October 2017.

AQUANTIA CORP.

By:	/s/ Faraj Aalaei
Name: Faraj Aalaei
Title: Chief Executive Officer